SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 19, 2010

Littlefield Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-24805	74-2723809
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2501 North Lamar Boulevard
Austin, Texas 78705
(Address of principal executive office)
Issuer's telephone number:   (512) 476-5141

Section 5    Corporate Governance and Management

Item 5.07.      Submission of Matters to a Vote of Security Holders.

At the Littlefield annual meeting of stockholders held on May 19, 2010, the stockholders elected each of the following individuals to serve on the Board of Directors for a one year term

Proposal #1 Nominees	Votes For	Votes Withheld	Broker Non Votes
Jeffrey L Minch	12,046,176	112,062	3,408,962
Carlton R Williams Jr	12,047,056	111,182	3,408,962
Charles M Gillman	12,028,578	129,660	3,408,962
James P Roberts II	12,040,594	117,644	3,408,962
Alfred T Stanley	12,046,176	112,062	3,408,962
Michael L Wilfley	12,046,056	112,182	3,408,962

In addition, the following proposal was voted on and approved at the Annual Meeting.

Proposal #2	Votes For	Votes Against	Abstentions	Broker Non Votes
Proposal to ratify the appointment of Padgett, Stratemann & Co. LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010	15,549,196	18,004	0	0

In addition, the following advisory votes were voted on at the Annual Meeting.

Proposal #3	Votes For	Votes Against	Abstentions	Broker Non Votes
Advisory vote regarding the compensation of the President and CEO	14,517,741	989,669	59,790	0

Proposal #4	Votes For	Votes Against	Abstentions	Broker Non Votes
Advisory vote regarding the compensation of the Board of Directors	14,607,511	899,901	59,788	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITTLEFIELD CORPORATION

Date: May 21, 2010	/s/ Richard S. Chilinski
Richard S. Chilinski Executive Vice President & Chief Financial Officer